UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 22, 2016

Date of Report (Date of earliest event reported)

Viad Corp

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 24, 2016, Viad Corp (the “Company”) announced that it has streamlined its corporate development efforts to support a more efficient execution of the Company’s strategic growth plan. Mr. Steven W. Moster, President and Chief Executive Officer of the Company and President of the Marketing & Events Group of the Company, will assume primary responsibility for the corporate development efforts of the Company and its Marketing & Events Group, and Mr. David W. Barry, President of the Travel & Recreation Group of the Company, will have primary responsibility for the corporate development efforts of that business unit. In connection with this initiative, Mr. Thomas M. Kuczynski left the Company on March 22, 2016. The Company and Mr. Kuczynski are currently discussing a separation agreement, which will be disclosed in an amendment to this Current Report on Form 8-K, if and when agreed upon and executed.

A copy of the Company’s press release, dated March 24, 2016, relating to the new leadership structure for the Company’s corporate development initiative is attached as Exhibit 99 hereto and is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99 – Press Release dated March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

March 24, 2016	By:	/s/ Deborah J. DePaoli
Deborah J. DePaoli
General Counsel & Secretary